UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 18, 2015

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Unit Purchase Agreement
On October 18, 2015, WEX Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Mustang HoldCo 1 LLC, Warburg Pincus Private Equity (E&P) XI - B, L.P., Warburg Pincus Private Equity XI‑C, L.P., WP XI Partners, L.P., Warburg Pincus Private Equity XI‑B, L.P., WP Mustang Co‑Invest‑B, L.P., WP Mustang Co‑Invest‑C L.P., Warburg Pincus XI (E&P) Partners‑B, L.P., and Warburg Pincus (E&P) XI, L.P. (collectively, the “Sellers”), WP Mustang Topco LLC (the “Target”) and Warburg Pincus Private Equity XI (Lexington), LLC (the “Blocker”), under which the Company has agreed to purchase the Target and the Blocker from the Sellers (the “Acquisition”).
Pursuant to the Purchase Agreement, and subject to the terms and conditions contained therein, at the closing of the Acquisition, the Company will acquire all of the outstanding membership interests of the Target and the Blocker from the Sellers for an aggregate purchase price comprised of $1.1 billion in cash and 4,011,672 shares of the Company’s common stock (representing approximately 9.4% of the Company’s outstanding common stock after giving effect to the issuance of the new shares) and subject to certain working capital and other adjustments, as described in the Purchase Agreement.
The parties’ obligations to consummate the Acquisition are subject to customary closing conditions, including the expiration or termination of the applicable antitrust waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended. There is no financing condition to closing in the Purchase Agreement.
The parties to the Purchase Agreement have each made customary representations, warranties and covenants in the Purchase Agreement. Either party may terminate the Purchase Agreement if (i) the closing has not occurred on or prior to April 18, 2016 (subject to extension to July 18, 2016 if antitrust clearance has not then been obtained), (ii) an order or law permanently prohibiting the Acquisition has become final and non-appealable or (iii) the other party has breached its representations, warranties or covenants, subject to customary materiality qualifications and abilities to cure. In addition, the Sellers may also terminate the Purchase Agreement if, upon the satisfaction of the closing conditions and the expiration of a marketing period in connection with the Company’s debt financing, the Company fails to consummate the Acquisition. Upon such a termination (and in certain other limited circumstances), if the Sellers so elect, the Company is required to pay the Sellers a cash termination fee of $45,000,000. In the event the Purchase Agreement is terminated in certain circumstances involving a failure to obtain required antitrust clearances, if the Sellers so elect, the Company is required to pay the Sellers a cash termination fee of $70,000,000. The Purchase Agreement also provides that one individual designated by the Sellers will be appointed to the Company’s board of directors effective as of the closing.
As a condition to the closing of the Acquisition, the Company and the Sellers have agreed that recipients of stock consideration shall enter into an investor rights agreement, which will, among other things, restrict the transfer of all shares of the Company’s common stock received by the Sellers in connection with the Acquisition for six months after the closing of the Acquisition, and two-thirds of those shares will be subject to transfer restrictions for an additional six months thereafter. The Sellers will also receive customary registration rights with respect to their shares of the Company’s common stock.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is being filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Purchase Agreement has been included to provide investors and security holders with information regarding its terms and such information is limited in nature to describing the parties’ agreement with regard to the Acquisition. It is not intended to provide any other factual information about the Company, the Blocker, the

Target, the Sellers or their respective subsidiaries and affiliates. The Purchase Agreement contains representations and warranties by the Company, on the one hand, and by the Sellers, the Blocker and the Target, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters delivered by each party in connection with the signing of the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and the Sellers, on the other hand. Accordingly, the representations and warranties in the Purchase Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Purchase Agreement, the Acquisition, the Company, the Blocker, the Target, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other filings that the Company makes with the Securities and Exchange Commission (“SEC”).
Commitment Letter
In connection with the Acquisition, the Company entered into a Commitment Letter, dated as of October 18, 2015 (the “Commitment Letter”), with Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), SunTrust Bank (“SunTrust”), SunTrust Robinson Humphrey (“STRH”) and MUFG Union Bank, N.A. (“MUFG” and together with Bank of America, Merrill Lynch, SunTrust and STRH, collectively, the “Commitment Parties”), pursuant to which, among other things, the Commitment Parties committed, on the terms and conditions set forth in the Commitment Letter (the “Commitments”), to provide the Company with senior secured credit facilities in the aggregate amount of $2,125,000,000 consisting of a $1,775,000,000 seven-year term loan facility and a $350,000,000 five-year revolving credit facility to finance, in part, the Acquisition. The Commitments under the Commitment Letter are subject to various conditions, including (i) the consummation of the Acquisition in accordance with the Purchase Agreement in all material respects, (ii) the execution of definitive documentation consistent with the Commitment Letter, (iii) delivery of certain audited, unaudited and pro forma financial statements, (iv) subject to certain limitations, the absence of a material adverse effect on Target, (v) the accuracy of specified representations and warranties of Target and its subsidiaries in the Purchase Agreement and specified representations and warranties of the borrower and guarantors under the Commitments to be set forth in the definitive loan documents and (vi) other customary closing conditions. The Commitments will terminate upon the earliest of (1) 11:59 p.m. (New York City time) on the “End Date” (as such term is defined in the Purchase Agreement as in effect on October 18, 2015), (2) the consummation of the Acquisition without the use of the Commitments and (3) the termination of the Purchase Agreement in accordance with its terms. The new senior secured credit facilities would replace the Company’s existing senior secured credit facilities.
The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The shares of the Company’s common stock to be issued and sold pursuant to the Purchase Agreement will be issued and sold in reliance on an exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.
On October 19, 2015, the Company issued a press release regarding the Acquisition. A copy of the press release is furnished hereto as Exhibit 99.1.
The Company will host a conference call on October 19, 2015, at 8:30 a.m. (ET) to discuss the Acquisition. The conference call will be webcast live on the Internet, and can be accessed at the Investor Relations section of the WEX website, http://www.wexinc.com. The live conference call also can be accessed by dialing (866) 334-7066 or (973) 935-8463. The Conference ID number is 64102186. A replay of the webcast will be available on the Company's website.
Item 9.01 Financial Statements and Exhibits.
The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Current Report on Form 8-K.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements, including statements regarding: the proposed Acquisition, the expected timetable for completing the Acquisition, future financial and operating results, benefits and synergies of the Acquisition, future opportunities for the combined operations and any other statements about the Company or the Target managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical facts may be deemed to be forward-looking statements. When used in this report, the words “may,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially, including: the ability to consummate the Acquisition; the risk that regulatory approvals required for the Acquisition are not obtained or are obtained subject to conditions that are not anticipated; the risk that the financing required to fund the Acquisition is not obtained; the risk that the other conditions to the closing of the Acquisition are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Acquisition; uncertainties as to the timing of the Acquisition; competitive responses to the proposed Acquisition; uncertainty of the expected financial performance of the combined operations following completion of the proposed Acquisition; the ability to successfully integrate the Company’s and the Target’s operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from the Acquisition; as well as other risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2014, filed on Form 10-K with the Securities and Exchange Commission on February 26, 2015. The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases, other than the Acquisition. The forward-looking statements speak only as of the date of this report and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 18, 2015
WEX Inc.
By:     /s/ Nicola Morris
Name:    Nicola Morris
Title:    Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
2.1*
Unit Purchase Agreement, dated October 18, 2015, by and among WEX Inc., Mustang HoldCo 1 LLC, Warburg Pincus Private Equity (E&P) XI - B, L.P., Warburg Pincus Private Equity XI‑C, L.P., WP XI Partners, L.P., Warburg Pincus Private Equity XI‑B, L.P., WP Mustang Co‑Invest‑B, L.P., WP Mustang Co‑Invest‑C L.P., Warburg Pincus XI (E&P) Partners‑B, L.P., Warburg Pincus (E&P) XI, L.P., WP Mustang Topco LLC and Warburg Pincus Private Equity XI (Lexington), LLC

10.1
Commitment Letter, dated as of October 18, 2015, by and among WEX Inc., Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Bank, SunTrust Robinson Humphrey and MUFG Union Bank, N.A.

99.1	Press Release, dated October 19, 2015

* Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Unit Purchase Agreement.